UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 18, 2023

Ambrx Biopharma Inc.

(Exact Name of Registrant as Specified in Charter)

Cayman Islands	001-40505	N/A
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10975 North Torrey Pines Road La Jolla, California	92037
(Address of Principal Executive Offices)	(Zip Code)

(858) 875-2400

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act.

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 14d-2b under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of Class	Trading Symbol(s)	Exchange Name
Ordinary shares, par value US $0.0001 per share*	N/A	Nasdaq Global Select Market*
American Depositary Shares, each representing seven ordinary shares, par value US $0.0001 per share	AMAM	Nasdaq Global Select Market

*

Not for trading, but only in connection with the listing of the American depositary shares on the Nasdaq Global Select Market. The American depositary shares represent the right to receive the ordinary shares and are being registered under the Securities Act of 1933 pursuant to a separate Registration Statement on Form F-6. Accordingly, the American depositary shares are exempt from registration under Section 12(a) of the Securities Exchange Act of 1934, as amended, pursuant to Rule 12a-8 thereunder.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Director

On May 18, 2023, Dr. Katrin Rupalla, Ph.D. resigned as a member and Chairperson of the board of directors (the “Board”) of Ambrx Biopharma Inc. (the “Company”), and as a member of the Compensation Committee and Nominating and Corporate Governance Committee of the Board.

Dr. Rupalla’s resignation is not the result of any dispute or disagreement with the Company or the Board on any matter relating to the operations, policies or practices of the Company.

Appointment of New Director

Effective May 18, 2023, the Board, with the recommendation of the Nominating and Corporate Governance Committee, appointed Mr. Stephen Glover as a member of the Board and Chairperson of the Board. At this time, the Board has not made determinations as to potential committee assignments for Mr. Glover.

Mr. Glover will replace Dr. Rupalla as a Class II director and will serve as a director until our Annual General Meeting of Shareholders in 2024 or until his successor shall have been elected and qualified subject to his earlier death, resignation, retirement, disqualification or removal.

Mr. Glover, age 63, has over 32 years of biopharmaceutical and life sciences experience. Currently he is the Co-Founder, Chairman, Chief Executive Officer, and President of ZyVersa Therapeutics, which he took public in December 2022. He has been at ZyVersa since 2014. ZyVersa is a clinical stage biopharmaceutical Company advancing a dynamic pipeline of drug candidates with multiple programs built around two proprietary technologies - Cholesterol Efflux Mediator™ VAR 200 in development to ameliorate renal lipid accumulation that damages the kidneys’ filtration system in patients with glomerular kidney diseases, and Inflammasome ASC Inhibitor IC 100, targeting damaging inflammation associated with numerous CNS and other inflammatory diseases. Mr. Glover is Chairman of the Board of Directors of PDS Biotechnology and a Board member of the Coulter Foundation at the University of Miami U Innovation Center and Asclepius Lifesciences. Previously, Mr. Glover was Co-Founder and Chief Business Officer of Coherus BioSciences, a commercial biologics platform Company focused on delivering biosimilar therapeutics and novel immuno-oncology products which went public in 2014. Prior to Coherus, he was President of Insmed Therapeutic Proteins and Executive Vice President and Chief Business Officer of Insmed Incorporated, where he was responsible for the creation of its biosimilar business unit and sale of that business to Merck. He led the strategic review process that resulted in the merger of Insmed and Transave. Before joining Insmed, Mr. Glover held senior-level positions in sales, marketing and operations at Andrx Corporation, Roche Laboratories, Amgen and IMS Health. Our Board and Nominating and Corporate Governance Committee believe that Mr.Glover’s extensive experience in executive roles and public company board positions in the pharmaceutical and biotech industries qualifies him to serve on our Board.

There are no arrangements or understandings between Mr. Glover and any other persons pursuant to which they were selected as a director of the Company. There are no family relationships between Mr. Glover and any other director or executive officer of the Company, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Mr. Glover is expected to enter into an indemnification agreement with the Company, the form of which was previously filed as Exhibit 10.11 to the Company’s Registration Statement on Form F-1 filed with the SEC on May 28, 2021. Mr. Glover will receive compensation in accordance with the Company’s standard compensatory program for non-employee directors.

Mr. Glover qualifies as an independent director under the independence requirements set forth under Rule 5605(a)(2) of the Nasdaq Listing Rules and applicable law.

Item 9.01	Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit No.	Description

99.1	Press Release dated May 18, 2023.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMBRX BIOPHARMA INC.
(Registrant)
Date: May 18, 2023

	By:	/s/ Sonja Nelson
	Name:	Sonja Nelson
	Title:	Chief Financial Officer